Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2009

Calabasas Hills, CA — February 11, 2010 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2009, which ended on December 29, 2009.

Total revenues were $400.6 million in the fourth quarter of fiscal 2009 as compared to $400.4 million in the prior year fourth quarter.  Net income and diluted net income per share were impacted by certain charges recorded in the fourth quarter of fiscal 2009, as detailed below, resulting in a net loss and diluted net loss per share of $13,000 and $0.00, respectively.

In accordance with accounting rules, the Company recorded pre-tax, non-cash charges of $26.5 million related to the impairment of four Grand Lux Cafe restaurants in the fourth quarter of fiscal 2009.  All of the Grand Lux Cafe locations remain open.  In addition, the Company made a $2.2 million, pre-tax payment to unwind an interest rate collar in conjunction with a $50 million repayment on its revolving credit facility.  Collectively, these items reduced reported diluted net income per share by approximately $0.28.  Excluding these items, net income was $17.2 million and diluted net income per share was $0.28.

Operating Results

Comparable restaurant sales decreased 0.9% in the fourth quarter of fiscal 2009 from the fourth quarter of the prior year.  By concept, comparable restaurant sales decreased 0.7% and 3.9% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the fourth quarter of fiscal 2009 from the fourth quarter of the previous year.

“We delivered measurable results against each of our objectives in 2009,” said David Overton, Chairman and CEO.  “Our menu innovation and unwavering focus on the guest experience contributed to a steady improvement in guest satisfaction scores throughout the year.  This, in turn, played a key role in driving our four consecutive quarters of improving comparable restaurant sales, which reflected stronger performance than the casual dining industry as a whole.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“On the financial side, we exceeded all of our principal goals.  We realized cost savings of $27 million during the year through cost management initiatives that carefully balanced operational efficiency with guest service.  We also reduced our debt by $175 million and generated free cash flow of $160 million in 2009.  Our team demonstrated tremendous focus during a very tough year and we exited the year stronger as a result of it,” concluded Overton.

Debt Repayment

During the fourth quarter of fiscal 2009, the Company reduced the balance on its revolving credit facility by $50 million.  The current outstanding balance on the Company’s revolving credit facility is $100 million.

Financial Reporting Dates in Fiscal 2010

The Company plans to announce quarterly financial results and hold conference calls to discuss its results for the first three quarters of fiscal 2010 as outlined below.  The earnings press releases will be issued at approximately 1:15 p.m. Pacific Time and the conference calls will follow at 2:00 p.m. Pacific Time on the same day.  Dates and times could be subject to change.

Quarter Ending	Earnings Release and Conference Call Dates
March 30, 2010	April 22, 2010
June 29, 2010	July 22, 2010
September 28, 2010	October 21, 2010

Conference Call and Webcast

A conference call to review the Company’s results for the fourth quarter of fiscal 2009 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay of the webcast will be available shortly after the call and continue through March 11, 2010.  To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 161 full-service, casual dining restaurants throughout the U.S., including 147 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 85 varieties of quality cheesecakes and other baked products.  For more information, please visit www.thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: factors outside of the Company’s control that impact consumer confidence and spending; current and future macro national and regional economic and credit market conditions; changes in national and regional unemployment rates; the economic health of the Company’s landlords and other tenants in shopping centers in which its restaurants are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended December 29, 2009		13 Weeks Ended December 30, 2008		52 Weeks Ended December 29, 2009		52 Weeks Ended December 30, 2008
Consolidated Statements of Operations	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$400,642	100.0%	$400,353	100.0%	$1,602,020	100.0%	$1,606,406	100.0%
Costs and expenses:
Cost of sales	101,262	25.3%	107,345	26.8%	394,409	24.6%	416,801	26.0%
Labor expenses	128,208	32.0%	132,641	33.1%	528,578	33.0%	533,080	33.2%
Other operating costs and expenses	99,523	24.8%	101,693	25.4%	402,877	25.1%	397,498	24.7%
General and administrative expenses	26,030	6.5%	21,817	5.5%	97,432	6.1%	83,731	5.2%
Depreciation and amortization expenses	19,138	4.8%	18,781	4.7%	75,184	4.7%	73,290	4.6%
Impairment of assets	26,541	6.6%	2,952	0.7%	26,541	1.7%	2,952	0.2%
Preopening costs	499	0.1%	2,665	0.7%	3,282	0.2%	11,883	0.7%
Total costs and expenses	401,201	100.1%	387,894	96.9%	1,528,303	95.4%	1,519,235	94.6%
(Loss)/income from operations	(559)	(0.1)%	12,459	3.1%	73,717	4.6%	87,171	5.4%
Interest expense	(5,350)	(1.4)%	(3,289)	(0.8)%	(23,433)	(1.5)%	(14,788)	(0.9)%
Interest income	23	—	321	0.1%	372	—	1,849	0.1%
Other (expense)/income, net	(40)	—	(721)	(0.2)%	651	0.1%	(977)	—
(Loss)/income before income taxes	(5,926)	(1.5)%	8,770	2.2%	51,307	3.2%	73,255	4.6%
Income tax (benefit)/provision	(5,913)	(1.5)%	1,690	0.4%	8,474	0.5%	20,962	1.3%
Net (loss)/income	$(13)	—	$7,080	1.8%	$42,833	2.7%	$52,293	3.3%

Basic net (loss)/income per share	$(0.00)		$0.12		$0.72		$0.82
Basic weighted average shares outstanding	59,439		59,366		59,362		63,822

Diluted net (loss)/income per share	$(0.00)		$0.12		$0.71		$0.82
Diluted weighted average shares outstanding	60,432		59,404		60,082		64,009

Selected Segment Information
Revenues:
Restaurants	$374,524		$374,406		$1,534,311		$1,536,543
Bakery	39,030		38,264		118,447		119,540
Intercompany bakery sales	(12,912)		(12,317)		(50,738)		(49,677)
	$400,642		$400,353		$1,602,020		$1,606,406

(Loss)/income from operations:
Restaurants	$21,675		$30,159		$157,750		$158,803
Bakery	4,497		4,319		14,406		13,109
Corporate	(26,731)		(22,019)		(98,439)		(84,741)
	$(559)		$12,459		$73,717		$87,171

Selected Consolidated Balance Sheet Information	December 29, 2009	December 30, 2008
Cash and cash equivalents	$73,715	$80,365
Investments and marketable securities	—	996
Total assets	1,046,751	1,142,630
Long-term debt	100,000	275,000
Total liabilities	530,638	690,064
Stockholders’ equity	516,113	452,566

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Supplemental Information	December 29, 2009	December 30, 2008	December 29, 2009	December 30, 2008
Comparable restaurant sales percentage change	(0.9)%	(7.1)%	(2.6)%	(4.6)%
Restaurants opened during period	—	2	1	7
Restaurants open at period-end	160	159	160	159
Restaurant operating weeks	2,080	2,055	8,313	8,089

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present the fourth quarter and year-to-date fiscal 2009 changes to net income and diluted net income per share excluding the impact from certain items.  Additional detail regarding these items can be found on the first page of this press release as well as the Company’s Form 10-Q filings with the Securities and Exchange Commission for fiscal 2009.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended		52 Weeks Ended
	December 29, 2009	December 30, 2008	December 29, 2009	December 30, 2008
	(unaudited; in thousands, except per share data)
Net (loss)/income (GAAP)	$(13)	$7,080	$42,833	$52,293
After-tax impact from:
- Impairment of assets (1)	15,925	1,771	15,925	1,771
- Unwinding of interest rate collars (2)	1,294	—	4,452	—
- Chairman and CEO employment agreement (3)	—	—	1,530	—
- Realization of investment in variable life insurance contract (4)	—	—	(668)	—
Net income (non-GAAP)	$17,206	$8,851	$64,072	$54,064

Diluted net (loss)/income per share (GAAP)	$(0.00)	$0.12	$0.71	$0.82
After-tax impact from:
- Impairment of assets (5)	0.26	0.03	0.27	0.02
- Unwinding of interest rate collars	0.02	—	0.07	—
- Chairman and CEO employment agreement	—	—	0.03	—
- Realization of investment in variable life insurance contract	—	—	(0.01)	—
Diluted net income per share (non-GAAP)	$0.28	$0.15	$1.07	$0.84

(1)          In fiscal 2009, the pre-tax amount associated with this item was $26,541 and was recorded in impairment of assets.  In fiscal 2008, the pre-tax amount associated with this item was $2,952 and was recorded in impairment of assets.

(2)          The pre-tax amounts associated with this item are $2,157 and $7,421 in 4Q09 and fiscal 2009, respectively, and were recorded in interest expense.

(3)          The pre-tax amount associated with this item is $2,550 and was recorded in general and administrative expenses.

(4)          The item is non-taxable and was recorded in other (expense)/income.

(5)          The diluted weighted average shares outstanding are different for the quarter and the fiscal year.  As a result, the after-tax impact on a diluted net income per share basis from the impairment of assets charges are not the same for both periods.

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